Exhibit 99.1
Philip Morris International
Corey Henry
T. +1 202-679-7296
E. corey.henry@pmi.com

Philip Morris International Evolves Organizational Model to Advance Smoke-Free Future
Effective January 1, 2026, Philip Morris International will introduce new U.S. and International Business Units to enable continued industry-leading smoke-free progress

Stamford, Conn. – Nov. 4, 2025 – Philip Morris International Inc. (PMI) (NYSE: PM) is today further detailing a new corporate organizational model announced in conjunction with the company’s 2025 third quarter results. The updated organizational structure, effective January 1, 2026, is designed to enhance PMI’s agility and support its journey to becoming a smoke-free company under the leadership of Group CEO PMI Jacek Olczak.

PMI’s smoke-free business is currently operating at scale across its regions, including substantial growth from the U.S., and will implement two new primary business units, reporting to Jacek Olczak: PMI International and PMI U.S.  In addition, PMI’s Wellness unit, Aspeya, will continue to report to Jacek Olczak.

For reporting purposes, the current four geographic segments will be replaced with three new reportable segments: International Smoke-Free, International Combustibles, and U.S.

The company plans to report its financial results based on the new segments as of the first quarter of 2026. In the weeks following the company’s 2025 full-year earnings announcement, PMI plans to disclose select historical financial information for the 2023 to 2025 period based on the new segments.

“As we continue to deliver best-in-class growth powered by our leading smoke-free brands, we are relentlessly focused on equipping our business for the future,” said Group CEO PMI Jacek Olczak. “This new organizational structure better reflects the way we do business today and will provide us with the agility and governance to maximize growth over the long-term,” he added. “I am immensely proud of our 83,000-strong workforce, whose hard work and dedication have made us the global smoke-free champion and look forward to leading this evolved organization as we prepare for the day our company is smoke-free, and beyond.”

New Business Units
•PMI International: The PMI International Business Unit will continue to drive multicategory strategy, tobacco harm reduction and expanding smoke-free products in all markets outside the U.S., while maximizing the value of the combustibles business over time to support smoke-free growth. This unit will be reported in two business segments, International Smoke-Free and International Combustibles. Frederic de Wilde has been appointed CEO PMI International, effective January 1, 2026. Mr. de Wilde is currently President, South and Southeast Asia, Commonwealth of Independent States, Middle East, and Africa Region

•PMI U.S.: The U.S. Business Unit will focus on delivering our bold plans in the U.S., with a dual ambition to continue the growth of ZYN in the nicotine pouch category and to expand our heat-not-burn business, as a crucial driver of PMI’s long-term growth strategy. Stacey Kennedy will remain in her role as CEO PMI U.S.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in 100 markets, and as of June 30, 2025, PMI estimates they were used by over 41 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 41% of PMI’s first-nine months 2025 total net revenues. Since 2008, PMI has invested over $14 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness and healthcare areas and aims to enhance life through the delivery of seamless health experiences. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance, business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024, and the Quarterly Report on Form 10-Q for the third quarter ended September 30, 2025, which will be filed in the coming days. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.
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